Exhibit 10.9

VINEBROOK HOMES TRUST, INC.

FORM OF PERFORMANCE SHARE AGREEMENT

This PERFORMANCE SHARE AGREEMENT (this “Agreement”), is made and entered into as of August 3, 2023 (the “Grant Date”), by and between VineBrook Homes Trust, Inc., a Maryland corporation (the “Company”), and [Ryan McGarry / Dana Sprong] (the “Participant”). Capitalized terms used in this Agreement but not otherwise defined herein shall have their respective meanings set forth in the Plan (as defined below).

WHEREAS, the Company maintains the VineBrook Homes Trust, Inc. 2023 Long Term Incentive Plan (as amended or restated from time to time, the “Plan”);

WHEREAS, the Company wishes to carry out the Plan (the terms of which are hereby incorporated by reference and made a part of this Agreement);

WHEREAS, Section 8 of the Plan authorizes the granting of Performance Shares (“Performance Shares”) to persons eligible to participate under the Plan; and

WHEREAS, the Committee has determined that it would be advisable and in the best interest of the Company and its stockholders to grant the Award (as defined below) to the Participant as an inducement to the Participant to provide services to or for the benefit of the Company, and as an additional incentive during such service, and has advised the Company thereof.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

1.        Grant of Award. Subject to and upon the terms, conditions and restrictions set forth in this Agreement and the Plan, in consideration of the Participant’s agreement to provide services to or for the benefit of the Company, the Company hereby grants to the Participant as of the Grant Date an award of Performance Shares, with the potential amounts and specific performance terms set forth on Exhibit A hereto (the “Award”). The Award shall represent an unsecured promise by the Company to deliver one Share for each vested Performance Share on the delivery date set forth in Section 4, subject to the terms and conditions in the Plan and this Agreement.

2.        Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

(a)    “Cause” has the meaning set forth in that certain Severance Agreement dated as of the date hereof by and between the Company, the Participant and certain other parties thereto (the “Severance Agreement”).

(b)    “Change in Control” has the meaning set forth in the Severance Agreement.

(c)    “Disability” has the meaning set forth in the Severance Agreement.

(d)     “Qualifying Termination” has the meaning set forth in the Severance Agreement.

(e)    “Service Provider” means a person who is selected by the Committee to receive benefits under the Plan and who is at the time (i) an officer or other key employee of the Company or an Affiliate, including a person who has agreed to commence serving in such capacity within 90 days of the Grant Date, (ii) a person who provides services to the Company or an Affiliate that are equivalent to those typically provided by an employee, or (iii) a Director.

3.        Performance Shares Subject to the Plan. The Award is subject to the terms of the Plan, including, without limitation, the restrictions on transfer set forth in Section 16 of the Plan. Any permitted transferee of the Award shall take such Award subject to the terms of the Plan and this Agreement. Any such permitted transferee must, upon the request of the Company, agree to be bound by the Plan and this Agreement, and shall execute the same on request, and must agree to such other waivers, limitations, and restrictions as the Company may reasonably require. Any transfer of the Award which is not made in compliance with the Plan and this Agreement shall be null and void and of no effect.

4.        Vesting; Delivery.

(a)    Vesting. Subject to Sections 4(b) and 4(c), the Performance Shares shall be earned based on both the achievement of certain Management Objectives and the Participant’s subsequent satisfaction of certain time-vesting requirements, each as set forth in this Section.

(i)    Vesting based on Management Objectives. The number of Performance Shares, if any, actually earned based on the achievement of Management Objectives, and that will remain subject to the time-vesting requirements set forth in Section 4(a)(ii), will be based on the Company’s performance with respect to each objective, as set forth on Exhibit A hereto. In the event that the Company’s actual performance with respect to a Management Objective is not achieved at threshold or higher during the Performance Period, the portion of the Performance Share award attributable to such Management Objective shall be forfeited and such portion will be ineligible to vest in accordance with Section 4(a)(ii). As soon as reasonably practicable following the end of the Performance Period, the Committee will certify the satisfaction of the Management Objectives and determine the number of Performance Shares that will continue to vest pursuant to Section 4(a)(ii) in accordance with Exhibit A hereto, based on the extent to which the Management Objectives are achieved (if at all). Notwithstanding anything herein to the contrary, the Committee, in its good faith, shall determine when, whether, and if so, the extent to which, the Management Objectives for the Performance Period have been achieved, and the extent to which the Performance Shares shall be earned.

(ii)    Vesting and Delivery based on Continued Service. The Performance Shares that have satisfied the Management Objectives during the Performance Period as determined by the Committee under Section 4(a)(i), will vest and the Shares underlying the Performance Shares shall be delivered to the Participant pursuant to the time-vesting schedule set forth on Exhibit A attached hereto, subject to the Participant’s continued status as a Service Provider through each applicable vesting date.

(b)        Qualifying Termination without Cause, for Good Reason or Due to Death or Disability.

(i)    During the Performance Period. In the event that the Participant incurs a Qualifying Termination prior to the completion of the Performance Period (including the last day thereof), the Performance Shares will vest in full as if the applicable Management Objectives had been met at “target” (as set forth in as set forth in Exhibit A hereto) and become nonforfeitable upon such Qualifying Termination .

(ii)    After the Performance Period. In the event that the Participant incurs a Qualifying Termination after the completion of the Performance Period, any Performance Shares that have satisfied the Management Objectives during the Performance Period as determined by the Committee under Section 4(a)(i) that are unvested as of such Qualifying Termination shall vest in full and become nonforfeitable upon such Qualifying Termination.

(iii)    Delivery. The Company shall deliver to the Participant (or the Participant’s estate, as applicable) the Shares underlying the Performance Shares vesting under Sections 4(b)(i) and 4(b)(ii), (A) as soon as reasonably practicable, but no later than March 15th of the year following the year in which the Participant incurred a Qualifying Termination due to death or Disability or (B) on the 55th day following the date of a Qualifying Termination due to a termination by the Company or an Affiliate other than for Cause (the “Termination Delivery Date”), subject to the release requirements set forth in Section 4(d).

(c)        Change in Control.

(i)    During the Performance Period. If a Change of Control occurs prior to the completion of the Performance Period, the Performance Shares will vest in full and become nonforfeitable in an amount equal to the greater of the number of shares that would vest if (i) the applicable Management Objectives had been met at “target” (as set forth in Exhibit A hereto) or (ii) the actual achievement of the Management Objectives measured from the Measurement Commencement Date (as defined in in Exhibit A hereto) through the date of such Change of Control (determined by the Committee, in good faith, in accordance with Exhibit A).

(ii)    After the Performance Period. If a Change of Control occurs after the completion of the Performance Period, any Performance Shares that have satisfied the Management Objectives during the Performance Period as determined by the Committee under Section 4(a)(i) that are unvested as of such Change in Control shall vest in full and become nonforfeitable.

(iii)    Delivery. The Company shall deliver to the Participant the Shares underlying the Performance Shares vesting under Sections 4(c)(i) and 4(c)(ii) on the date of such Change in Control, subject to the Participant’s continued status as a Service Provider through such date.

(d)     Release. The vesting and delivery of any Shares with respect to the Performance Shares under Sections 4(b) or 4(c) in connection with a Qualifying Termination due to a termination by the Company or an Affiliate other than for Cause or by the Participant for Good Reason shall in each case be subject to and conditioned upon the Participant’s execution of a separation agreement and release of claims (a “Release”) as provided for in the Severance Agreement. For the avoidance of doubt, if Participant fails to timely execute and deliver an enforceable Release consistent with the Severance Agreement, or revokes such Release, then the Shares that would have been delivered pursuant to Section 4(b) in connection with a Qualifying Termination due to a termination by the Company or an Affiliate other than for Cause or by the Participant for Good Reason will thereupon automatically and without further action be cancelled and forfeited without payment of any consideration therefor, and the Participant shall have no further right or interest in or with respect to such Performance Shares.

(e)        Except to the extent provided by Section 409A of the Code and permitted by the Committee, no Shares may be issued to the Participant at a time earlier than otherwise expressly provided in this Agreement.

(f)        The Committee may also determine to pay for vested Performance Shares in cash based on the market value of the Shares on the date of settlement. The Company’s obligations to the Participant with respect to the Performance Shares shall be satisfied in full upon the issuance of Shares corresponding to such Performance Shares or upon a cash payment corresponding to such Performance Shares.

5.          Dividend Equivalents; Other Rights.

(a)    The Participant shall have no rights of ownership in the Shares underlying the Performance Shares and no right to vote the Shares underlying the Performance Shares until the date on which the Shares underlying the Performance Shares are issued or transferred to the Participant pursuant to Section 4 above.

(b)    From and after the Grant Date and until the earlier of (i) the time when the Performance Shares become vested and are paid in accordance with Section 4 hereof or (ii) the time when the Participant’s right to receive Shares in payment of the Performance Shares is forfeited in accordance with Section 8 hereof, on the date that the Company pays a cash dividend (if any) to holders of Shares generally, the Participant shall be credited with cash per Performance Share equal to the amount of such dividend. Any amounts credited pursuant to the immediately preceding sentence shall be subject to the same applicable terms and conditions (including vesting, delivery, payment and forfeitability) as apply to the Performance Shares in respect of which the dividend equivalents were credited, and such amounts shall be paid in cash at the same time as the Performance Shares to which they relate are paid in Shares, if at all.

(c)    The obligations of the Company under this Agreement shall be merely that of an unfunded and unsecured promise of the Company to deliver Shares in the future, and the rights of the Participant shall be no greater than that of an unsecured general creditor. No assets of the Company shall be held or set aside as security for the obligations of the Company under this Agreement.

6.        Adjustments. The number of Shares issuable for each Performance Share covered by the Award and the other terms and conditions of the grant evidenced by this Agreement are subject to adjustment as provided in Section 12 of the Plan.

7.        Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with the delivery to the Participant of Shares or any other payment to the Participant or any other payment or vesting event under this Agreement, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the obligation of the Company to make any such delivery or payment that the Participant make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld. The Participant may elect that all or any part of such withholding requirement be satisfied by retention by the Company of a portion of the Shares to be delivered to the Participant or by delivering to the Company other Shares held by the Participant. If such election is made, the Shares so retained shall be credited against such withholding requirement at the market value of such Shares on the date of such delivery. In no event shall the market value of the Shares to be withheld and/or delivered pursuant to this Section 7 to satisfy applicable withholding taxes exceed the minimum amount of taxes required to be withheld, except as otherwise provided in the Plan.

8.        Effect of Termination of Service. Except as expressly provided in Section 4 above, no Performance Shares which have not vested as of, or in connection with, the date of the Participant’s termination of service as a Service Provider for any reason whatsoever shall thereafter become vested and upon such termination date shall automatically and without further action be cancelled and forfeited without payment of any consideration therefor, and the Participant shall have no further right or interest in or with respect to such Performance Shares.

9.        Execution and Return of Documents and Certificates. At the Company’s request, the Participant hereby agrees to promptly execute, deliver and return to the Company any and all documents or certificates that the Company deems necessary or desirable to effectuate the cancellation and forfeiture of the unvested Performance Shares and the portion of the Award attributable to the unvested Performance Shares, or to effectuate the transfer or surrender of such unvested Performance Shares and portion of the Award to the Company.

10.     Covenants, Representations and Warranties. The Participant hereby represents, warrants, covenants, acknowledges and agrees on behalf of the Participant that:

(a)    Investment. The Participant is holding the Award for the Participant’s own account, and not for the account of any other Person. The Participant is holding the Award for investment and not with a view to distribution or resale thereof except in compliance with applicable laws regulating securities.

(b)    Status of Participant. The Participant has such knowledge, skill, and experience in business, financial, and investment matters such that the Participant is capable of evaluating the merits and risks of an investment in the Performance Shares and is capable of protecting his or her interest in connection with his or her investment in the Performance Shares. To the extent that the Participant has deemed it appropriate to do so, the Participant has retained and relied upon necessary and appropriate professional advice regarding the investment, tax, and legal merits and consequences of this Agreement and holding the Performance Shares. By reason of the Participant’s business and financial experience, the Participant has the capacity to protect his or her own interest in connection with his or her investment in the Performance Shares. The Participant represents that he or she is an “accredited investor” as that term is defined in Rule 501 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”). The Participant agrees to furnish any additional information requested to assure compliance with applicable federal securities laws and the securities laws of any state in connection with the holding of the Performance Shares.

(c)    Relation to Company. The Participant is presently a Service Provider, and in such capacity has become personally familiar with the business of the Company.

(d)    Access to Information. The Participant has had the opportunity to ask questions of, and to receive answers from, the Company with respect to the terms and conditions of the transactions contemplated hereby and with respect to the business, affairs, financial conditions, and results of operations of the Company.

(e)    Registration. The Participant understands that the Performance Shares have not been registered under the Securities Act and the Performance Shares cannot be transferred by the Participant other than in accordance with the terms and conditions set forth in the Plan and this Agreement and, in any event, unless such transfer is registered under the Securities Act or an exemption from such registration is available. The Company has made no agreements, covenants or undertakings whatsoever to register the transfer of the Performance Shares under the Securities Act. The Company has made no representations, warranties, or covenants whatsoever as to whether any exemption from the Securities Act, including, without limitation, any exemption for limited sales in routine brokers’ transactions pursuant to Rule 144 of the Securities Act (“Rule 144”), will be available.

(f)    Public Trading. The Company’s securities are not presently publicly traded, and neither the Company nor any Affiliate has made any representations, covenants or agreements as to whether there will be a public market for any of its securities.

(g)    Tax Advice. Neither the Company nor any Affiliate has made any warranties or representations to the Participant with respect to the income tax consequences of the issuance of the Performance Shares or the transactions contemplated by this Agreement, and the Participant is in no manner relying on the Company or its representatives for an assessment of such tax consequences. The Participant is advised to consult with his or her own tax advisor with respect to such tax consequences and his or her ownership of the Performance Shares.

11.        Remedies. The Participant shall be liable to the Company for all costs and damages, including incidental and consequential damages, resulting from a disposition of the Award which is in violation of the provisions of this Agreement. Without limiting the generality of the foregoing, the Participant agrees that the Company shall be entitled to obtain specific performance of the obligations of the Participant under this Agreement and immediate injunctive relief in the event any action or proceeding is brought in equity to enforce the same. The Participant will not use as a defense that there is an adequate remedy at law.

12.        Restrictive Legends. Certificates evidencing the Award, to the extent such certificates are issued, may bear such restrictive legends as the Company and/or the Company’s counsel may deem necessary or advisable under applicable law or pursuant to this Agreement, including, without limitation, the following legends or any legends substantially similar thereto:

“The offering and sale of the securities represented hereby have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). Any transfer of such securities will be invalid unless a Registration Statement under the Securities Act is in effect as to such transfer or in the opinion of counsel for the Company such registration is unnecessary in order for such transfer to comply with the Securities Act.”

13.        Restrictions on Public Sale by the Participant. To the extent not inconsistent with applicable law, the Participant agrees not to effect any sale or distribution of the Performance Shares or any similar security of the Company, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144, during the 14 days prior to, and for up to 180 days after, the date of the pricing of any public or private debt or equity securities offering by the Company (except as part of such offering), if and to the extent requested in writing by the Company in the case of a non-underwritten public or private offering or if and to the extent requested in writing by the managing underwriter or underwriters (or initial purchaser or initial purchasers, as the case may be) and consented to by the Company, which consent may be given or withheld in the Company’s sole and absolute discretion, in the case of an underwritten public or private offering (such agreement to be in the form of lock-up agreement provided by the Company, managing underwriter or underwriters, as the case may be).

14.        Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of all applicable federal and state laws, rules and regulations (including, but not limited to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder) and agrees to obtain such approvals by any listing, regulatory or other governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Award of Performance Shares is made, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan, this Agreement and the Award shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

15.        Code Section 409A. To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the effective date of this Agreement. Notwithstanding any provision of this Agreement to the contrary, in the event that following the effective date of this Agreement, the Company determines that the Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the effective date of this Agreement), the Company may adopt such amendments to this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Company determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance; provided, however, that this Section 15 shall not create any obligation on the part of the Company or any Affiliate to adopt any such amendment, policy or procedure or take any such other action. In no event shall the Company or any Affiliate be liable for any tax, interest or penalty imposed on the Participant under Section 409A of the Code or any damages for failing to comply with Section 409A of the Code. Notwithstanding anything else herein to the contrary and solely to the extent the Award would constitute nonqualified deferred compensation subject to Section 409A of the Code, a “Change in Control” shall occur only if such event also constitutes a “change in the ownership,” “change in effective control,” and/or a “change in the ownership of a substantial portion of assets” of the Company as those terms are defined under Section 409A of the Code and the regulations promulgated thereunder, but only to the extent necessary to establish a time and form of payment that complies with Section 409A of the Code, without altering the definition of Change in Control for any other purposes in respect thereto.

16.        No Right to Continued Service. Nothing in this Agreement shall confer upon the Participant any right to continue as a Service Provider of the Company or any Affiliate, or shall interfere with or restrict in any way the rights of the Company or any Affiliate, which rights are hereby expressly reserved, to discharge the Participant at any time for any reason whatsoever, with or without cause.

17.        Miscellaneous.

(a)    Incorporation of the Plan. This Agreement is made under and subject to and governed by all of the terms and conditions of the Plan. In the event of any discrepancy or inconsistency between this Agreement and the Plan, the terms and conditions of the Plan shall control. By signing this Agreement, the Participant confirms that he or she has received a copy of the Plan and has had an opportunity to review the contents thereof.

(b)    Clawback. This Award shall be subject to any clawback or recoupment policy currently in effect or as may be adopted by the Company and applicable to the Participant, in each case, as may be amended from time to time.

(c)    Successors and Assigns. Subject to the limitations set forth in this Agreement, this Agreement shall be binding upon, and inure to the benefit of, the executors, administrators, heirs, legal representatives, successors and assigns of the parties hereto, including, without limitation, any business entity that succeeds to the business of the Company.

(d)    Entire Agreement; Amendments and Waivers. This Agreement, together with the Plan, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. In the event that the Plan or the provisions of such other agreements or letters conflict or are inconsistent with the provisions of this Agreement, the provisions of this Agreement shall control. Except as set forth in Section 15 above, this Agreement may not be amended except in an instrument in writing signed on behalf of each of the parties hereto and approved by the Committee. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

(e)    No Guarantee of Future Awards. This Agreement does not guarantee the Participant the right to or expectation of future Awards under the Plan or any future plan adopted by the Company.

(f)    Survival of Representations and Warranties. The representations, warranties and covenants contained in Section 10 hereof shall survive the later of the date of execution and delivery of this Agreement or the issuance of the Award.

(g)    Severability. If for any reason one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

(h)    Titles. The titles, captions or headings of the Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

(i)    Counterparts. This Agreement may be executed in any number of counterparts, any of which may be executed and transmitted by facsimile or email, and each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same instrument.

(j)    Governing Law. This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of Delaware.

(k)    Notices. Any notice to be given by the Participant under the terms of this Agreement shall be addressed to Brian Mitts at the Company’s address set forth in Exhibit A attached hereto. Any notice to be given to the Participant shall be addressed to him or her at the Participant’s then current address on the books and records of the Company. By a notice given pursuant to this Section 17(k), either party may hereafter designate a different address for notices to be given to such party. Any notice which is required to be given to the Participant shall, if the Participant is then deceased, be given to the Participant’s personal representative if such representative has previously informed the Company of his or her status and address by written notice under this Section 17(k) (and the Company shall be entitled to rely on any such notice provided to it that it in good faith believes to be true and correct, with no duty of inquiry). Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed as set forth above or upon confirmation of delivery by a nationally recognized overnight delivery service.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

VINEBROOK HOMES TRUST, INC.

By:
Name:	Brian Mitts
Title:	Chief Financial Officer, Treasurer
and Assistant Secretary

The Participant hereby accepts and agrees to be bound by all of the terms and conditions of this Agreement.

[Ryan McGarry / Dana Sprong]

[Signature Page to Performance Share Agreement]

Exhibit A

Terms of Performance Share Award

Performance Period:

Target Award:

Management Objectives:

Vesting Schedule:

Company Address:         300 Crescent Court

Suite 700

Dallas, Texas 75201